Exhibit 10.1

AGREEMENT OF CONVEYANCE, TRANSFER AND ASSIGNMENT OF ASSETS AND ASSUMPTION OF OBLIGATIONS

This Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (this “Agreement”) is made as of August 28, 2009, by HG Partners, Inc., a Nevada corporation (formerly Solutions Mechanical, Inc.) (“Assignor”), and Jeffrey Thompson (“Assignee”).

WHEREAS, Assignor is engaged in the business of providing commercial and residential installation and maintenance services in the heating, ventilation and air conditioning industry (the “Business”); and

WHEREAS, as partial consideration for Assignee agreeing to sell 8,240,000 shares of common stock of Assignor to Harborview Master Fund, L.P. and Gemini Master Fund, Ltd., Assignor desires to convey, transfer and assign to Assignee, and Assignee desires to acquire from Assignor, all of the assets of Assignor relating to the operation of the Business, and in connection therewith, Assignee has agreed to assume all of the liabilities of Assignor relating to the Business, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.

Assignment.

1.1.

Assignment of Assets.  For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Assignor, Assignor does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and his successors and assigns, all of Assignor’s right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the Business (the “Assets”), including, but not limited to, the Assets listed on Exhibit A hereto, and identified in part by reference to Assignor’s balance sheet as of June 30, 2009, filed with Securities and Exchange Commission as part of Assignor’s quarterly report on Form 10-Q on August 14, 2009 (the “Balance Sheet”).

1.2

Further Assurances.  Assignor shall from time to time after the date hereof at the request of Assignee and without further consideration execute and deliver to Assignee such additional instruments of transfer and assignment, including without limitation any bills of sale, assignments of leases, deeds, and other recordable instruments of assignment, transfer and conveyance, in addition to this Agreement, as Assignee shall reasonably request to evidence more fully the assignment by Assignor to Assignee of the Assets.

Section 2.

Assumption.

2.1

Assumed Liabilities.  As of the date hereof, Assignee hereby assumes and agrees to pay, perform and discharge, fully and completely, (i) all liabilities, commitments, contracts, agreements, obligations or other claims against Assignor, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Business whenever arising (the “Liabilities”), including, but not limited to, the Liabilities listed on Exhibit B, and identified in part by reference to the Balance Sheet.

2.2

Further Assurances.  Assignee shall from time to time after the date hereof at the request of Assignor and without further consideration execute and deliver to Assignor such additional instruments of assumption in addition to this Agreement as Assignor shall reasonably request to evidence more fully the assumption by Assignee of the Liabilities.

Section 3.

Indemnification and Release.

3.1

Indemnification. Assignee covenants and agrees to indemnify, defend, protect and hold harmless Assignor, and its officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with Assignor, the “Assignor Indemnified Parties”) at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Assignor Indemnified Party (collectively, “Losses”), incurred by any Assignor Indemnified Party as a result of or arising from (i) any debt, liability or obligation of Assignor, whether incurred or arising prior to the date hereof or after, with respect to the Business, (ii) any debt, liability or obligation of Assignor for actions taken prior to the execution of this Agreement, including, without limitation, any amounts due or owing to any former officer, director or affiliate of Assignor, (iii) the conduct and operations of the Business whether before or after the date hereof, (iv) claims asserted against Assignor with respect to the Business, whether arising before or after the date hereof and (v) any federal or state income tax payable by Assignor and attributable to the Business, whether arising before or after the date hereof.

3.2

Third Party Claims.

(a)

If any claim or liability (a “Third-Party Claim”) should be asserted against any of the Assignor Indemnified Parties (the “Indemnitee”) by a third party for which Assignee has an indemnification obligation under the terms of Section 3.1, then the Indemnitee shall notify Assignee within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give Assignee a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Third-Party Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by Assignee. If Assignee agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then Assignee shall be entitled to control the conduct of such defense, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as Assignee continues such defense until the final resolution of such Third-Party Claim. Assignee shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by Assignee. Except as provided in subsection (b) below, both Assignee and the Indemnitee must approve any settlement of a Third-Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that Assignee is materially and adversely prejudiced by such failure.

(b)

If Assignee shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate. Assignee shall promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then Assignee shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

3.2

Non-Third-Party Claims. Upon discovery of any claim for which Assignee has an indemnification obligation under the terms of this Section 3 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Assignee of such claim and, in any case, shall give Assignee such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Assignee shall not excuse Assignee from any indemnification liability except to the extent that Assignee is materially and adversely prejudiced by such failure.

3.3

Release.  Assignee, on behalf of himself and his Related Parties, hereby releases and forever discharges Assignor and its individual, joint or mutual, past and present representatives, affiliates, officers, directors, employees, agents, attorneys, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Assignee or any of his Related Parties now have or have ever had against any Releasee. Assignee hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter released hereby. “Related Parties” shall mean, with respect to Assignee, (i) any entity in which Assignee holds a Material Interest or (ii) any entity with respect to which Assignee serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition, “Material Interest” shall mean direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of an entity or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in an entity.

Section 4.

Headings.  The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within that state, except that any conveyances of leaseholds and real property made herein shall be governed by the laws of the respective jurisdictions in which such property is located.

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[SIGNATURE PAGE TO TRANSFER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

HG PARTNERS, INC.

By:  /s/ Richard Rosenblum

Name: Richard Rosenblum

Title: President

/s/ Jeffrey Thompson

Jeffrey Thompson

Exhibit A

(a)

All of the equipment, computers, servers, hardware, appliances, implements, and all other tangible personal property that are owned by Assignor and have been used in the conduct of the Business;

(b)

all inventory associated with the Business;

(c)

all real property and real property leases to which Assignor is a party, and which affect the Business or the Assets;

(d)

all contracts to which Assignor is a party, or which affect the Business or the Assets, including leases of personal property;

(e)

all rights, claims and causes of action against third parties resulting from or relating to the operation of the Business or the Assets, including without limitation, any rights, claims and causes of action arising under warranties from vendors and other third parties;

(f)

all governmental licenses, permits, authorizations, consents or approvals affecting or relating to the Business or the Assets;

(g)

all accounts receivable, notes receivable, prepaid expenses and insurance and indemnity claims to the extent related to any of the Assets or the Business;

(h)

all goodwill associated with the Assets and the Business;

(i)

all business records, regardless of the medium of storage, relating to the Assets and/or the Business, including without limitation, all schematics, drawings, customer data, subscriber lists, statistics, promotional graphics, original art work, mats, plates, negatives, accounting and financial information concerning the Assets or Business;

(j)

all internet domain names and URLs of the Business, software, inventions, art works, patents, patent applications, processes, shop rights, formulas, brand names, trade secrets, know-how, service marks, trade names, trademarks, trademark applications, copyrights, source and object codes, customer lists, drawings, ideas, algorithms, processes, computer software programs or applications (in code and object code form), tangible or intangible proprietary information and any other intellectual property and similar items and related rights owned by or licensed to Assignor used in the Business, together with any goodwill associated therewith and all rights of action on account of past, present and future unauthorized use or infringement thereof; and

(k)

all other privileges, rights, interests, properties and assets of whatever nature and wherever located that are owned, used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently conducted or planned to be conducted.

Exhibit B

(a)

All liabilities in respect of indebtedness of Assignor related to the Business;

(b)

product liability and warranty claims relating to any product or service of Assignor associated with the Business;

(c)

taxes, duties, levies, assessments and other such charges, including any penalties, interests and fines with respect thereto, payable by Assignor to any federal, provincial, municipal or other government, domestic or foreign, incurred in the conduct of the Business;

(d)

liabilities for salary, bonus, vacation pay, severance payments damages for wrongful dismissal, or other compensation or benefits relating to Assignor’s employees employed in the conduct of the Business; and

(e)

any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any lawsuit or threatened lawsuit or claim (including any claim for breach or non-performance of any contract) based upon actions, omissions or events relating to the Business.